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             FINANCIAL CONSULTING SERVICES AGREEMENT


       This Financial Consulting Services Agreement (the "Agreement") is entered into this 5th day of November, 2001 by and between Richard Walker, Bradley Wilhite and Mark Bergendahl ("Consultants"), individuals, and Sanguine Corporation (OTCBB: SGNC) ("Client"), a Nevada corporation, with reference to the following:

                      Preliminary Statement

        A. The Client desires to be assured of the association and services of the Consultants in order to avail itself of the Consultants experience, skills, abilities, knowledge, and background to facilitate long range strategic planning, and to advise the Client in business and/or financial matters and is therefore willing to engage the Consultants upon the terms and conditions set forth herein. Consultants desire to be assured, and Client desires to assure Consultants, that, if Consultants associate with Client and allocates its resources necessary to provide Client with its services as Client requires and expects, Consultants will be paid the consideration described herein and said consideration will be nonrefundable, regardless of the circumstances.

The Consultants agree to be engaged and retained by the Client and upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Engagement.   Client hereby engages Consultants on a non-exclusive basis, and
Consultants hereby accepts the engagement to become financial Consultants to the Client and to render such advice, consultation, information, and services to the Directors and/or Officers of the Client regarding general financial and business matters including, but not limited to:



1.1 Advice and Counsel. Consultants will provide advice and counsel regarding Client's strategic business plans, strategy and negotiations with potential business strategic partnering, corporate planning and or other general business consulting needs as expressed by Client.

1.2 Client and/or Client's Affiliate Transaction Due Diligence. Consultants will participate and assist Client in the due diligence process, where possible, on all proposed financial transactions affecting Client of which Consultants are notified in writing in advance, including conducting investigation of and providing advice on the financial, valuation and stock price implications of the proposed transaction(s).

1.3 Ancillary Document Services. If necessary, Consultants will assist and cooperate with Client in the development, editing and production of such documents as are reasonably necessary to assist in any transaction covered by this Agreement. However, this Agreement will not include the preparation or procuring of legal documents or those documents normally prepared by an attorney.

1.4 Additional Duties. Client and Consultants shall mutually agree, in writing, for any additional duties that Consultants may provide to Client for compensation paid or payable by Client under this Agreement. Although there is no requirement to do so, such additional agreement(s) may be attached hereto and made a part hereof by written amendments to be listed as "Exhibits" beginning with "Exhibit A" and initialed by both parties.

1.5 Standard of Performance. Consultants shall devote such time and efforts to the affairs of the Client as is reasonably necessary to render the services contemplated by this Agreement. Any work or task of Consultants provided for herein which requires Client to provide certain information to assist Consultants in completion of the work shall be excused (without effect upon any obligation of Client) until such time as Client has fully provided all information and cooperation necessary for Consultants to complete the work. The services of Consultants shall not include the rendering of any legal opinions or the performance of any work that is in the ordinary purview of a certified public accountant, or other licensed professional. Consultants cannot guarantee results on behalf of Client, but shall use commercially reasonable efforts in providing the services listed above. If an interest is communicated to Consultants regarding satisfying all or part of Client's business and corporate strategic planning needs, Consultants shall notify Client and advise it as to the source of such interest and any terms and conditions of such interest.

2.   Compensation to Consultants.

2.1 Issuance of Shares for Entering into Agreement. As consideration for Consultants entering into this Agreement, Client agrees to cause 825,000 shares of its common stock, par value $.001 per share, to be issued in amounts of 275,000 shares to Richard Walker, 275,000 shares to Bradley Wilhite and 275,000 shares to Mark Bergendahl. When issued, said shares shall be free trading shares, registered with the U.S. Securities and Exchange Commission on its Form S-8 or similar registration. The registration and issuance of said shares shall take place by no later than 15 days following the execution and delivery of this Agreement, and all costs in connection therewith shall be borne by Client.

     NOTE: CONSULTANTS SHALL HAVE NO OBLIGATION TO PERFORM ANY DUTIES PROVIDED FOR HEREIN IF PAYMENT IS NOT RECEIVED BY CONSULTANTS WITHIN 15 DAYS OF MUTUAL EXECUTION OF THIS AGREEMENT BY THE PARTIES.


2.2 Expenses. Client shall reimburse Consultants for reasonable expenses incurred in performing its duties pursuant to this Agreement (including printing, postage, express mail, photo reproduction, travel, lodging, and long distance telephone and facsimile charges); provided, however, that Consultants must receive prior written approval from Client for any expenses over $ 500. Such reimbursement shall be payable within 7 seven days after Client's receipt of Consultants invoice for same.

2.3 Additional Fees. Client and Consultants shall mutually agree upon any additional fees that Client may pay in the future for services rendered by Consultants under this Agreement. Such additional agreement(s) may, although there is no requirement to do so, be attached hereto and made a part hereof as Exhibits beginning with Exhibit A.

3. Indemnification. The Client agrees to indemnify and hold harmless Consultants against any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property, arising out of any act, failure to act, neglect, any untrue or alleged untrue statement of a material fact or failure to state a material fact which thereby makes a statement false or misleading, or any breach of any material representation, warranty or covenant by Client or any of its agents, employees, or other representatives. Nothing herein is intended to nor shall it relieve either party from liability for its own willful act, omission or negligence. All remedies provided by law, or in equity shall be cumulative and not in the alternative.

4.   Confidentiality.

4.1 Consultants and Client each agree to keep confidential and provide reasonable security measures to keep confidential information where release may be detrimental to their respective business interests. Consultants and Client shall each require their employees, agents, affiliates, other licensees, and others who will have access to the information through Consultants and Client respectively, to first enter appropriate non-disclosure Agreements requiring the confidentiality contemplated by this Agreement in perpetuity.

4.2 Consultants will not, either during its engagement by the Client pursuant to this Agreement or at any time thereafter, disclose, use or make known for its or another's benefit any confidential information, knowledge, or data of the Client or any of its affiliates in any way acquired or used by Consultants during its engagement by the Client. Confidential information, knowledge or data of the Client and its affiliates shall not include any information that is, or becomes generally available to the public other than as a result of a disclosure by Consultants or its representatives.

5.   Miscellaneous Provisions.

5.1 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of Consultants and Client.

5.2 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The obligations of either party hereunder cannot be assigned without the express written consent of the other party.

5.3 Governing Law; Venue. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of law doctrine. Client and Consultants agree that if any action is instituted to enforce or interpret any provision of this Agreement, the jurisdiction and venue shall be the City of Irvine, Orange County, California.

5.4 Attorneys' Fees and Costs. If any action is necessary to enforce and collect upon the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

5.5  Survivability.   If any part of this Agreement is found, or deemed by a
     court of competent jurisdiction, to be invalid or unenforceable, that part shall be severable from the remainder of the Agreement.

6. Arbitration. ALL DISPUTES, CONTROVERSIES, OR DIFFERENCES BETWEEN CLIENT, CONSULTANTS OR ANY OF THEIR OFFICERS, DIRECTORS, LEGAL REPRESENTATIVES, ATTORNEYS, ACCOUNTANTS, AGENTS OR EMPLOYEES, OR ANY CUSTOMER OR OTHER PERSON OR ENTITY, ARISING OUT OF, IN CONNECTION WITH OR AS A RESULT OF THIS AGREEMENT, SHALL BE RESOLVED THROUGH ARBITRATION RATHER THAN THROUGH LITIGATION. WITH RESPECT TO THE ARBITRATION OF ANY DISPUTE, THE UNDERSIGNED HEREBY ACKNOWLEDGE AND AGREE THAT:

          A.   ARBITRATION IS FINAL AND BINDING ON THE PARTIES;

          B. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDY IN COURT, INCLUDING THEIR RIGHT TO JURY TRIAL;

          C. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDING;

          D. THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT OF APPEAL OR TO SEEK MODIFICATION OF RULING BY THE ARBITRATORS IS STRICTLY LIMITED;

          E. THIS ARBITRATION PROVISION IS SPECIFICALLY INTENDED TO INCLUDE ANY AND ALL STATUTORY CLAIMS WHICH MIGHT BE ASSERTED BY ANY PARTY;

          F.   EACH PARTY HEREBY AGREES TO SUBMIT THE DISPUTE FOR
               RESOLUTION TO THE AMERICAN ARBITRATION ASSOCIATION, IN ORANGE COUNTY, CALIFORNIA WITHIN FIVE (5) DAYS AFTER RECEIVING A WRITTEN REQUEST TO DO SO FROM THE OTHER PARTY;

          G. IF EITHER PARTY FAILS TO SUBMIT THE DISPUTE TO ARBITRATION ON REQUEST, THEN THE REQUESTING PARTY MAY COMMENCE AN ARBITRATION PROCEEDING, BUT IS UNDER NO OBLIGATION TO DO SO;

          H. ANY HEARING SCHEDULED AFTER AN ARBITRATION IS INITIATED SHALL TAKE PLACE IN THE CITY OF IRVINE, ORANGE COUNTY, CALIFORNIA;

          I. IF EITHER PARTY SHALL INSTITUTE ANY COURT PROCEEDING IN AN EFFORT TO RESIST ARBITRATION AND BE UNSUCCESSFUL IN RESISTING ARBITRATION OR SHALL UNSUCCESSFULLY CONTEST THE JURISDICTION OF ANY ARBITRATION FORUM LOCATED IN THE CITY OF IRVINE, ORANGE COUNTY, CALIFORNIA, OVER ANY MATTER WHICH IS THE SUBJECT OF THIS AGREEMENT, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE LOSING PARTY ITS LEGAL FEES AND ANY OUT-OF-POCKET EXPENSES INCURRED IN CONNECTION WITH THE DEFENSE OF SUCH LEGAL PROCEEDING OR ITS EFFORTS TO ENFORCE ITS RIGHTS TO ARBITRATION AS PROVIDED FOR HEREIN;

          J. THE PARTIES SHALL ACCEPT THE DECISION OF ANY AWARD AS BEING FINAL AND CONCLUSIVE AND AGREE TO ABIDE THEREBY;

          K. ANY DECISION MAY BE FILED WITH ANY COURT AS A BASIS FOR JUDGMENT AND EXECUTION FOR COLLECTION.

7.   Term/Termination.  This Agreement is an agreement for the term of twelve
     (12) months  ending November 4,  2002.

8. Non Circumvention. In and for valuable consideration, Client hereby agrees that Consultants may introduce (whether by written, oral, data, or other form of communication) Client to one or more opportunities, including, without limitation, natural persons, corporations, limited liability companies, partnerships, unincorporated businesses, sole proprietorships and similar entities (hereinafter an "Opportunity" or ""Opportunities""). Client further acknowledges and agrees that the identity of the subject Opportunities, and all other information concerning an Opportunity (including without limitation, all mailing information, phone and fax numbers, email addresses and other contact information) introduced hereunder are the property of Consultants, and shall be treated as confidential and proprietary information by Client, it affiliates, officers, directors, shareholders, employees, agents, representatives, successors and assigns. Client shall not use such information, except in the context of any arrangement with Consultants in which Consultants are directly and actively involved, and never without Consultants' prior written approval. Client further agrees that neither it nor its employees, affiliates or assigns, shall enter into, or otherwise arrange (either for it/him/herself, or any other person or entity) any business relationship, contact any person regarding such Opportunity, either directly or indirectly, or any of its affiliates, or accept any compensation or advantage in relation to such Opportunity except as directly though Consultants, without the prior written approval of Consultants. Consultants are relying on Client's assent to these terms and their intent to be bound by the terms by evidence of their signature. Without Client's signed assent to these terms, Consultants would not introduce any Opportunity or disclose any confidential information to Client as herein described.

9.0 Representations, Warrants and Covenants. The Client represents, warrants and covenants to the Consultants as follows:
     The Client has the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions which are provided for herein. The execution of this Agreement by the Client and its delivery to the Consultants, and the consummation by it of the transactions which are contemplated herein have been duly approved and authorized by all necessary action by the Client's Board of Directors and no further authorization shall be necessary on the part of the Client for the performance and consummation by the Client of the transactions which are contemplated by this Agreement.
     The business and operations of the Client have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect the Client or its properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Client or cause acceleration under any arrangement, agreement or other instrument to which the Client is a party or by which any of its assets are bound. The Client has performed in all respects all of its obligations which are, as of the date of this Agreement, required to be performed by it pursuant to the terms of any such agreement, contract or commitment.

10. Notices. Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) certified mail, postage prepaid, return receipt requested and First Class mail; or (ii) overnight delivery with confirmation of delivery; or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

     If to the Client:        Sanguine Corporation
                              Attention: ___________________
                              Address:  ____________________
                                        ____________________
                              Facsimile No.: _______________

     If to Consultant:        Attention: Richard H. Walker
                              18881 Von Karman   Ste 1600
                              Irvine, CA 92612
                              Facsimile No: (949) 756-1090

                              Attention: Bradley Wilhite
                              18881 Von Karman   Ste 1600
                              Irvine, CA 92612
                              Facsimile No: (949) 756-1090

                              Attention: Mark Bergendahl
                              18881 Von Karman   Ste 1600
                              Irvine, CA 92612
                              Facsimile No: (949) 756-1090



     or in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing is impossible due to an absence of postal service, and other methods of sending notice are not otherwise available, notice shall be hand-delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile if a copy of such notice is also mailed by first class mail on the date sent by facsimile; if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice given.

11. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12. Preliminary Statement. The Preliminary Statement is incorporated herein by this reference and made a material part of this Agreement.

                     * Signature Page Follows *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.



     SANGUINE CORPORATION (SGNC)


     Print Name: Thomas C. Drees

     Sign Name: /s/Thomas C. Drees

     Title: Chairman, CEO

     Date: 11/29/01




     CONSULTANTS

     Print Name: Richard H. Walker

     Sign Name: /s/Richard H. Walker

     Date: 11/29/01



     Print Name: Bradley Wilhite

     Sign Name: /s/Bradley Wilhite

     Date: 11/29/01



     Print Name: Mark Bergendahl

     Sign Name: /s/Mark Bergendahl

     Date: 11/29/01